Exhibit 10.3

PROMISSORY NOTE

$75,000 United States Dollars

January 8, 2008

FOR VALUE RECEIVED, the undersigned, DYNAMIC GOLD CORP. ("Company"), hereby promises to pay to Tim Coupland (herein referred to as the "Payee"), the principal amount of seventy five thousand ($75,000) dollars in United States currency in accordance with and subject to the terms, conditions and limitations as set forth in the loan agreement (the "Agreement") dated January 8, 2008, between Company and the Payee. Except as otherwise specified herein, interest under this promissory note ("Note") shall accrue on the unpaid principal balance hereof from time to time outstanding from and after the date of advance, default and judgment at the rate of ten (10%) percent per annum until the balance due plus accrued interest has been paid in full. Interest shall be computed on the daily principal balance on the basis of a 365 day calendar year for the actual number of days elapsed. Interest shall be payable after maturity, default and judgment, with interest payable on overdue interest at the same rate. All payments under this Note shall be paid to Payee at the address provided by Payee to Company in writing on the date hereof, until such time as Payee notifies Company in writing of a new address at which to make such payments.

No delay or omission on the part of Payee or any holder thereof in exercising any right or portion herein given to such Payee or holder shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder. Company hereby waives presentment, demand, notice of dishonour and protest and consents to any and all extensions and renewals hereof without notice.

Repayment of the principal amount hereof shall be limited in recourse in accordance with and subject to the terms, conditions and limitations as set forth in the Agreement.

This Note shall enure to the benefit of the parties' heirs, executors, administrators and successors but is otherwise non-transferable without the prior written consent of the Payee which consent shall not be unreasonably withheld.

This Note shall be construed, interpreted and governed in accordance with the laws of the Province of Alberta and Canada applicable therein.

If anyone or more provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions of this Note shall remain in full force and effect. In the event of a default hereunder, Company agrees to pay all costs of collection including reasonable attorneys' fees. Irrespective of any remedy specifically granted to Payee by this Note, Payee shall be entitled to exercise all other remedies provided to it under applicable law. All rights of Payee shall be cumulative and may be exercised concurrently or consecutively at Payee's option.

THIS NOTE HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT CALGARY, ALBERTA AND SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE PROVINCE OF CALGARY, ALBERTA.

DYNAMIC GOLD CORP

Per: / s / Ann-Marie Cederholm c/s Authorized signature

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